UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015 (June 24, 2015)

SunEdison Semiconductor Limited

(Exact name of registrant as specified in charter)

Singapore	001-36460	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore, 319579

(Address of principal executive offices / Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On June 24, 2015, SunEdison Semiconductor Limited (the “Company”) entered into an Equity Underwriting Agreement (the “Underwriting Agreement”) with certain selling shareholders (the “Selling Shareholders”) and Deutsche Bank Securities, Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), in connection with an underwritten public offering of 15,935,828 of the Company’s ordinary shares, no par value (“Ordinary Shares”), owned by the Selling Shareholders. The offering is expected to close July 1, 2015, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by each of the Company and the Selling Shareholders, and also provides for customary indemnification by each of the Company, the Selling Shareholder, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities, including for liabilities under the Securities Act of 1933, as amended.

The Ordinary Shares are being offered and sold pursuant to the prospectus supplement dated June 24, 2015 and the accompanying base prospectus dated June 23, 2015, filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-204596) (the “Registration Statement”), which was declared effective by the SEC on June 23, 2014.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

1.1	Equity Underwriting Agreement

5.1	Opinion of Rajah & Tann Singapore LLP regarding the legality of the Ordinary Shares being registered

8.1	Opinion of Bryan Cave LLP regarding certain tax matters

8.2	Opinion of Rajah & Tann Singapore LLP regarding certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

Dated: June 30, 2015	By:	/s/ Jeffrey L. Hall
Jeffrey L. Hall
Executive Vice President Finance and Administration, Chief Financial Officer

Exhibits

Exhibit No.	Description

1.1	Equity Underwriting Agreement

5.1	Opinion of Rajah & Tann Singapore LLP regarding the legality of the Ordinary Shares being registered

8.1	Opinion of Bryan Cave LLP regarding certain tax matters

8.2	Opinion of Rajah & Tann Singapore LLP regarding certain tax matters

4